Exhibit 16.1

April 14, 2005

Securities and Exchange Commission

Washington. D.C. 20549

Ladies and Gentlemen:

We are currently principal accountants for Modtech Holdings, Inc. and, under the date of March 4, 2004, we reported on the consolidated financial statements of Modtech Holdings, Inc. as of and for the years ended December 31, 2002 and 2003. On April 11, 2005, we notified Modtech Holdings, Inc. that the auditor-client relationship with KPMG LLP will cease upon completion of the audit of Modtech Holdings, Inc.’s consolidated financial statements as of and for the year ended December 31, 2004, management’s assessment of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, and the issuance of our reports thereon. We have read Modtech Holdings, Inc.’s statements included under Item 4 of its Form 8-K dated April 11, 2005, and we agree with such statements, except that we are not in a position to agree or disagree with Modtech Holdings, Inc.’s statement that the Audit Committee has begun the process of selecting a new independent registered public accounting firm, but has not yet engaged a firm to serve in that role, or the following statements: “As a result of these material weaknesses, we will not be able to conclude in our management report that our internal control over financial reporting was effective as of the end of the period covered by the Company’s Annual Report on Form 10-K for the year ended December 31, 2004. Additionally, as a result of the above material weaknesses, we expect that our independent registered public accountants will issue an adverse opinion with respect to the effectiveness of our internal control over financial reporting. As we and our independent registered public accountants are still evaluating the effectiveness of our internal control over financial reporting, there can be no assurance that additional deficiencies will not be identified and that any such deficiencies either alone or in combination with others, will not be considered additional material weaknesses.”

Very truly yours

/s/ KPMG LLP